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                                  EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


       In connection with the Annual Report of Paradigm Medical Industries, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Raymond P.L. Cannefax, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

       (a) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (b) the information contained in the Report fairly presents, in all material respect, the financial condition and result of operations of the Company.




                                           /s/ Raymond P.L. Cannefax
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Date: March 31, 2007                       Raymond P.L. Cannefax
                                           President and Chief Executive Officer

























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